Exhibit 99.1

Filed by Pacific Premier Bancorp, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: GrandPoint Capital, Inc.
SEC Registration Statement No.: 333-

Pacific Premier Bancorp Announces Participation
in Upcoming Investor Conferences

Irvine, Calif., March 5, 2018 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that the Company’s management team will hold a series of meetings with institutional investors at the following investor conferences during the month of March:

Raymond James 39th Annual Institutional Investors Conference
Date: Tuesday, March 6, 2018
Location: Orlando, FL
Presentation: A presentation by Steve Gardner, Chairman, President and Chief Executive Officer of Pacific Premier Bancorp, will begin at 11:00 a.m. ET / 8:00 a.m. PT and be webcast live on the Investor Relations section of the Company’s website

Sandler O’Neill Partners West Coast Financial Services Conference
Date: Tuesday, March 6, 2018
Location: San Diego, CA

A copy of the investor presentation to be used at the conferences can be accessed on the Presentations page in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with approximately $8.0 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo and Santa Barbara, California as well as Clark County, Nevada. Through its 33 depository branches, Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President and Chief Executive Officer
949-864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000